[SBL LOGO]  SECURITY BENEFIT LIFE
            INSURANCE COMPANY
================================================================================
            A MEMBER OF THE SECURITY                   700 SW HARRISON ST.
            BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                                           SBL VARIABLE PRODUCTS
                                                             COMMISSION SCHEDULE

                                                    VARIFLEX LS VARIABLE ANNUITY

Marketing Organization:
(Broker/Dealer)

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS  - This  Commission  Schedule is hereby made part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales
Agreement and/or Marketing Organization Agreement,  as applicable,  (hereinafter called the  "Agreement")  with  Security  Benefit  Life  Insurance  Company  and
Security Distributors,  Inc., (hereinafter jointly called "SBL") and commissions payable  hereunder are subject to the provisions  contained in the Agreement and this  Commission  Schedule.  Minimum  Purchase  Payments  are as set  out in the
applicable prospectus and contract.  Commissions to a Broker/Dealer are equal to the percentage of Purchase Payments written by that Broker/Dealer, as follows:

1.  The rate of commissions paid on Purchase  Payments made with respect to each particular  Variflex LS  Contract  will be based on the length of time since the  Contract  Date that the  Purchase  Payment was  received by SBL and the issue age of the Owner (or of the  Annuitant  if the  contract is owned by a non-natural person) as set forth below:

    NUMBER OF CONTRACT MONTHS             ISSUE AGE 0 - 85     ISSUE AGE 86 - 90
     SINCE THE CONTRACT DATE              COMMISSION RATE*     COMMISSION RATE*
    -------------------------             ----------------     -----------------
    0 through the 6th month                    1.35%                 0.80%
    7th month through the 9th month            0.50%                 0.40%
    10th month through the 12th month          0.25%                 0.20%
    13th month and beyond                      0.00%                 0.00%

    *No  commission  will be paid on Purchase  Payments made which are less than the minimum specified in the prospectus.

2.  ASSET BASED  COMMISSIONS:  SBL will pay an asset based commission at the end of each  calendar  month on the  aggregate  Contract  Value of  Variflex  LS
    Contracts for which the initial Purchase Payment is more than 12 months old.
    The amount of the asset based commission is equal to 1/12th of 1.00% of such aggregate  Contract  Value  for  which  the  issue  age of the Owner (or the
    Annuitant  if a Contract is owned by a  non-natural  person) is 0 through 85 and 1/12th of 0.80% of such aggregate Contract value for which the issue age of the Owner (or of the  Annuitant  if a Contract is owned by a  non-natural person) is 86 through 90, written by the  Broker/Dealer,  as of the calendar month end. No asset based  commission  will be paid on Contracts  which have
    annuitized   under  an  immediate  life  contingent   annuity   option.   An
    Annuitization Fee may be available as discussed in paragraph 5 below.

3.  CONTRACT  YEAR:  For the  purpose  of this  Commission  Schedule,  the  term
    "Contract  Year" shall be measured from the date the first Purchase  Payment is credited to the Contract.

4.  TRANSFER  OF SBL  CONTRACT  VALUES:  No  commission  (including  asset based commission)  is paid on the transfer of cash,  loan or surrender  value of a life  insurance or annuity  contract  issued by SBL or other  members of The
    Security Benefit Group of Companies  applied to a Variflex LS Contract under this Commission Schedule.

    Death Benefit Applied to an Annuity Option:  In the event that a beneficiary under a Variflex  LS Contract  under this  Commission  Schedule  applies the death benefit to one of the annuity forms under the Contract,  no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 5 below.

5.  ANNUITIZATION:  An Annuitization Fee will be paid to Marketing Organizations who secure from the Contract  Owner (or his or her  beneficiary)  the proper forms and  information  to commence an  immediate  life  contingent  annuity option and has significantly assisted the client and SBL in such settlement.
    The  Annuitization  Fee will be equal to the  amount  applied  to such  life contingent annuity option times the applicable percentage amount below:

                CONTRACT YEAR*       FIXED AMOUNT     VARIABLE AMOUNT
                --------------       ------------     ---------------
                       2                  2%               .50%
                       3                  3%                 1%
              4th year and later          4%                 2%

    *AN ANNUITIZATION  FEE WILL NOT BE PAID IF  ANNUITIZATION  OCCURS BEFORE THE
     END OF THE FIRST CONTRACT YEAR.

6.  COMMISSION CHARGEBACK PROVISIONS:

    Full  Withdrawals  from  the  Contract:  Any  commissions  paid on  Purchase
    Payments  received will be charged back to the Broker/Dealer in the event of a full withdrawal within the first Contract Year.

    Partial Withdrawals in the First Contract Year: Commission  chargebacks will be made in the first Contract Year on partial  withdrawals  which exceed the
    Free Amount. The amount of the chargeback will be equal to the amount of the withdrawal  which  exceeds  the  Free  Amount,  multiplied  by  the  average commission  rate paid. The Free Amount is 10% of the Purchase  Payments made as  of  the  date  of  the  partial  withdrawal,  reduced  by  any  previous withdrawals  that were not subject to a chargeback.  The average  commission rate paid is equal to the total  commission paid on the Contract  divided by the total Purchase Payments made as of the date of the partial withdrawal.

    Death  Benefit  Paid in  First  Contract  Year:  Any  commissions  paid on a
    Contract  under which a death benefit is paid during the first Contract Year shall be charged back to the  Broker/Dealer if the age of any Contract Owner
    (or Annuitant if the Owner is a non natural person) on the Contract Date was
    76 or older.

7.  CHANGE OF COMMISSION  SCHEDULE:  Notwithstanding  any other provision of the
    Agreement  to the  contrary,  the  following  provisions  shall  apply.  SBL reserves the right at any time, with or without notice, to change, modify or
    discontinue  the   commissions,   asset  based   commissions  or  any  other
    compensation  payable  under this  Commission  Schedule.  However,  any such change  will  not  apply  to the  commissions  or  asset  based  commissions applicable to Contracts issued before the effective date of such change.

8.  CHANGE OF DEALER:  A Contract  Owner shall have the right to designate a new
    Broker/Dealer,  or  to  terminate  a  Broker/Dealer  without  designating  a replacement, by sending written notice of such designation or termination to
    SBL. After receipt by SBL of notice of such a designation or termination, no further commissions, asset based commissions or any other compensation shall be payable to the Broker/Dealer on Purchase Payments received by SBL for the
    Contract or on assets maintained in the Contract.

9.  TERMINATION  OF THE  AGREEMENT/VESTING:  In the event of  termination of the
    Agreement  for any reason,  all rights to receive  commissions,  asset based commissions  or other  compensation  under this  Commission  Schedule  shall terminate,  unless  each  of the  following  requirements  is  met:  (i) the
    Agreement has been in force for at least one year; (ii)  Broker/Dealer is at the time such  commissions  are payable  properly  licensed to receive  such commissions;  (iii) Broker/Dealer is providing service to the Contract Owner and performing its duties in a manner  satisfactory to SBL; (iv) commissions paid to  Broker/Dealer  in the previous  calendar  year amounted to at least
    $500; and (v) Broker/Dealer has not been terminated, nor a new broker/dealer designated, by the Contract Owner as set forth in paragraph 8 above.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By:          GREGORY J. GARVIN           By:           GREGORY J. GARVIN
      -------------------------------          ---------------------------------

Title:          President                Title:      Senior Vice President
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9485 (R7-00)